INVESTMENT MANAGEMENT SERVICES AGREEMENT

     AGREEMENT made the 13th day of September, 1999, by and between AXP Variable Portfolio - Investment Series, Inc. (the "Corporation"), a Minnesota corporation, on behalf of its underlying series funds: AXP Variable Portfolio - Blue Chip Advantage Fund, AXP Variable Portfolio - Growth Fund and AXP Variable Portfolio - Small Cap Advantage Fund (individually a "Fund" and collectively the "Funds"), and IDS Life Insurance Company ("IDS Life") a Minnesota corporation.

Part One: INVESTMENT MANAGEMENT AND OTHER SERVICES

(1) The Corporation hereby retains IDS Life, and IDS Life hereby agrees, for the period of this Agreement and under the terms and conditions hereinafter set forth, to furnish the Corporation continuously with suggested investment planning; to determine, consistent with the Funds' investment objectives and policies, which securities in IDS Life's discretion shall be purchased, held or sold and to execute or cause the execution of purchase or sell orders; to prepare and make available to the Funds all necessary research and statistical data in connection therewith; to furnish all services of whatever nature required in connection with the management of the Fund including transfer agent and dividend- disbursing agent services; to furnish or pay for all supplies, printed material, office equipment, furniture and office space as the Funds may require; and to pay or reimburse such expenses of the Fund as may be provided for in Part Three; subject always to the direction and control of the Board of Directors (the "Board"), the Executive Committee and the authorized officers of the Corporation and its underlying Fund. IDS Life agrees to maintain (directly or through the contract described in paragraph (7) of this Part One) an adequate organization of competent persons to provide the services and to perform the functions herein mentioned. IDS Life agrees to meet with any persons at such times as the Board deems appropriate for the purpose of reviewing IDS Life's performance under this Agreement.

(2) IDS Life agrees that the investment planning and investment decisions will be in accordance with general investment policies of the Fund as disclosed to IDS Life from time to time by the Funds and as set forth in its prospectuses and registration statements filed with the United States Securities and Exchange Commission (the "SEC").

(3) IDS Life agrees that it will maintain all required records, memoranda, instructions or authorizations relating to the acquisition or disposition of securities for the Funds.

(4) The Fund agrees that it will furnish to IDS Life any information that the latter may reasonably request with respect to the services performed or to be performed by IDS Life under this Agreement.

(5) IDS Life is authorized to select the brokers or dealers that will execute the purchases and sales of portfolio securities for the Fund and is directed to use its best efforts to obtain the best available price and most favorable execution, except as prescribed herein. Subject to prior authorization by the Board of appropriate policies and procedures, and subject to termination at any time by the Board, IDS Life may also be authorized to effect individual securities transactions at commission rates in excess of the minimum commission rates available, to the extent authorized by law, if IDS Life determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or American Express Financial Corporation's ("AEFC") or IDS Life's overall responsibilities with respect to the Funds and other funds for which they act as investment adviser.

(6) It is understood and agreed that in furnishing the Funds with the services as herein provided, neither IDS Life, nor any officer, director or agent thereof shall be held liable to a Funds or its creditors or shareholders for errors of judgment or for anything except willful misfeasance, bad faith, or gross negligence in the performance of its duties, or reckless disregard of its obligations and duties under the terms of this Agreement. It is further understood and agreed that IDS Life may rely upon information furnished to it reasonably believed to be accurate and reliable.

(7) The existence of an investment advisory agreement between IDS Life and AEFC is specifically acknowledged and approved.

Part Two: COMPENSATION TO INVESTMENT MANAGER

(1) The Corporation agrees to pay to IDS Life, and IDS Life covenants and agrees to accept from the Corporation in full payment for the services furnished, a fee composed of an asset charge and a performance incentive adjustment.

     (a)  The asset charge

          (i) The asset charge for each calendar day of each year shall be equal to the total of 1/365th (1/366th in each leap year) of the amount computed in accordance with paragraph (ii) below. The computation shall be made for each day on the basis of net assets as of the close of business of the full business day two (2) business days prior to the day for which the computation is being made. In the case of the suspension of the computation of net asset value, the asset charge for each day during such suspension shall be computed as of the close of business on the last full business day on which the net assets were computed. Net assets as of the close of a full business day shall include all transactions in shares of the Funds recorded on the books of the Funds for that day.

          (ii) The asset charge shall be based on the net assets of each Fund as set forth in the following table.

                           AXP Variable Portfolio - Blue Chip Advantage Fund

                                 Assets                Annual rate at
                               (billions)             each asset level
                               ----------             ----------------
                           First    $0.25                  0.540%
                           Next      0.25                  0.515
                           Next      0.25                  0.490
                           Next      0.25                  0.465
                           Next      1.00                  0.440
                           Next      1.00                  0.410
                           Next      3.00                  0.380
                           Next      6.00                  0.350

                           AXP Variable Portfolio - Growth Fund

                                 Assets                Annual rate at
                               (billions)             each asset level
                           First    $1.00                  0.630%
                           Next      1.00                  0.615
                           Next      1.00                  0.600
                           Next      3.00                  0.585
                           Over      6.00                  0.570

                           AXP Variable Portfolio - Small Cap Advantage Fund

                                 Assets                Annual rate at
                               (billions)             each asset level
                           First    $0.25                  0.790%
                           Next      0.25                  0.770
                           Next      0.25                  0.750
                           Next      0.25                  0.730
                           Next      1.00                  0.710
                           Over      2.00                  0.650

     (b)  The performance incentive adjustment

          (i) The performance incentive adjustment, determined monthly, shall be computed by measuring the percentage point difference between the performance of one share of the Fund and the performance of an Index (the "Index"). The Index for AXP Variable Portfolio - Blue Chip Advantage Fund and AXP Variable Portfolio - Growth Fund is the Lipper Growth and Income Fund Index. The Index for AXP Variable Portfolio - Small Cap Advantage Fund is the Lipper Small Cap Fund Index. The performance of one share of a Fund shall be measured by computing the percentage difference, carried to two decimal places, between the opening net asset value of one share of the Fund and the closing net asset value of such share as of the last business day of the period selected for comparison, adjusted for dividends or capital gain distributions treated as reinvested at the end of the month during which the distribution was made but without adjustment for expenses related to a particular class of shares. The performance of the Index will then be established by measuring the percentage difference, carried to two decimal places, between the beginning and ending Index for the comparison period, with dividends or capital gain distributions on the securities which comprise the Index being treated as reinvested at the end of the month during which the distribution was made.

          (ii) In computing the adjustment, one percentage point shall be deducted from the difference, as determined in (b)(i) above. The result shall be converted to a decimal value (e.g., 2.38% to 0.0238), multiplied by .01 and then multiplied by the Funds' average net assets for the comparison period. This product next shall be divided by 12 to put the adjustment on a monthly basis. Where the performance of the Fund exceeds the Index, the amount so determined shall be an increase in fees as computed under paragraph (a). Where Fund performance is exceeded by the Index, the amount so determined shall be a decrease in such fees. The percentage point difference between the performance of the Fund and that of the Index, as determined above, is limited to a maximum of 0.0008 per year for AXP Variable Portfolio - Blue Chip Advantage Fund and AXP Variable Portfolio - Growth Fund, and
               0.0012 per year for AXP Variable Portfolio - Small Cap Advantage Fund.

          (iii)The 12 month comparison period will roll over with each succeeding month, so that it always equals 12 months, ending with the month for which the performance adjustment is being computed.

          (iv) If the Index ceases to be published for a period of more than 90 days, changes in any material respect or otherwise becomes impracticable to use for purposes of the adjustment, no adjustment will be made under this paragraph (b) until such time as the Board approves a substitute index.

(2) The fee shall be paid on a monthly basis and, in the event of the termination of this Agreement, the fee accrued shall be prorated on the basis of the number of days that this Agreement is in effect during the month with respect to which such payment is made.

(3) The fee provided for hereunder shall be paid in cash by the Funds to IDS Life within five business days after the last day of each month.

Part Three: ALLOCATION OF EXPENSES

(1)  The Corporation agrees to pay:

     (a) Fees payable to IDS Life for the latter's services under the terms of this Agreement.

     (b) All fees, costs, expenses and allowances payable to any person, firm or corporation for services under any agreement entered into by the Fund covering the offering for sale, sale and distribution of the Fund's shares.

     (c) All taxes of any kind payable by the Funds other than federal original issuance taxes on shares issued by the Fund.

     (d) All brokerage commissions and charges in the purchase and sale of assets.

(2) The Corporation agrees to reimburse IDS Life or its affiliates for the aggregate cost of the services listed below incurred by IDS Life in its operation of the Fund.

     (a)  All custodian or trustee fees, costs and expenses.

     (b) Costs and expenses in connection with the auditing and certification of the records and accounts of the Fund by independent certified public accountants.

     (c) Costs of obtaining and printing of dividend checks, reports to shareholders, notices, proxies, proxy statements and tax notices to shareholders, and also the cost of envelopes in which such are to be mailed.

     (d) Postage on all communications, notices and statements to brokers, dealers, and the Fund's shareholders.

     (e) All fees and expenses paid to directors of the Funds; however, IDS Life will pay fees to directors who are officers or employees of IDS Life or its affiliated companies.

     (f) Costs of fidelity and surety bonds covering officers, directors and employees of the Fund.

     (g) All fees and expenses of attorneys who are not officers or employees of IDS Life or any of its affiliates.

     (h) All fees paid for the qualification and registration for public sales of the securities of the Fund under the laws of the United States and of the several states of the United States in which the securities of the Fund shall be offered for sale.

     (i) Cost of printing prospectuses, statements of additional information and application forms for existing shareholders, and any supplements thereto.

     (j) Any losses due to theft and defalcation of the assets of the Funds, or due to judgments or adjustments not covered by surety or fidelity bonds, and not covered by agreement or obligation.

     (k) Expenses incurred in connection with lending portfolio securities of the Funds.

     (l)  Expenses properly payable by the Funds, approved by the Board.

Part Four: MISCELLANEOUS

(1) IDS Life shall be deemed to be an independent contractor and, except as expressly provided or authorized in this Agreement, shall have no authority to act for or represent the Fund.

(2)  A "full business day" shall be as defined in the By-laws.

(3) Each Fund recognizes that AEFC and IDS Life now render and may continue to render investment advice and other services to other investment companies and persons which may or may not have investment policies and investments similar to those of the Funds and that AEFC and IDS Life manage their own investments and/or those of their subsidiaries. AEFC and IDS Life shall be free to render such investment advice and other services and each Fund hereby consents thereto.

(4) Neither this Agreement nor any transaction had pursuant hereto shall be invalidated or in any way affected by the fact that directors, officers, agents and/or shareholders of the Funds are or may be interested in AEFC or IDS Life or any successor or assignee thereof, as directors, officers, stockholders or otherwise; that directors, officers, stockholders or agents of AEFC or IDS Life are or may be interested in the Funds as directors, officers, shareholders, or otherwise; or that AEFC or IDS Life or any successor or assignee, is or may be interested in the Funds as shareholder or otherwise, provided, however, that neither AEFC or IDS Life, nor any officer, director or employee thereof or of the Funds, shall sell to or buy from the Funds any property or security other than shares issued by the Funds, except in accordance with applicable regulations or orders of the SEC.

(5) Any notice under this Agreement shall be given in writing, addressed, and delivered, or mailed postpaid, to the party to this Agreement entitled to receive such, at such party's principal place of business in Minneapolis, Minnesota, or to such other address as either party may designate in writing mailed to the other.

(6) IDS Life agrees that no officer, director or employee of IDS Life will deal for or on behalf of the Funds with himself as principal or agent, or with any corporation or partnership in which he may have a financial interest, except that this shall not prohibit:

     (a) Officers, directors or employees of IDS Life from having a financial interest in the Funds or in IDS Life.

     (b) The purchase of securities for the Funds, or the sale of securities owned by the Funds, through a security broker or dealer, one or more of whose partners, officers, directors or employees is an officer, director or employee of IDS Life, provided such transactions are handled in the capacity of broker only and provided commissions charged do not exceed customary brokerage charges for such services.

     (c) Transactions with the Funds by a broker-dealer affiliate of IDS Life as may be allowed by rule or order of the SEC, and if made pursuant to procedures adopted by the Board.

(7) IDS Life agrees that, except as herein otherwise expressly provided or as may be permitted consistent with the use of a broker-dealer affiliate of IDS Life under applicable provisions of the federal securities laws, neither it nor any of its officers, directors or employees shall at any time during the period of this Agreement, make, accept or receive, directly or indirectly, any fees, profits or emoluments of any character in connection with the purchase or sale of securities (except shares issued by the Funds) or other assets by or for the Funds.

Part Five: RENEWAL AND TERMINATION

(1) This Agreement shall continue in effect for two years from the date of this Agreement, or until a new agreement is approved by a vote of the majority of the outstanding shares of each Fund and by vote of the Board, including the vote required by (b) of this paragraph, and if no new agreement is so approved, this Agreement shall continue from year to year thereafter unless and until terminated by either party as hereinafter provided, except that such continuance shall be specifically approved at least annually (a) by the Board or by a vote of the majority of the outstanding shares of the Funds and (b) by the vote of a majority of the directors who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. As used in this paragraph, the term "interested person" shall have the same meaning as set forth in the Investment Company Act of 1940, as amended (the "1940 Act").

(2) This Agreement may be terminated by either a Fund or IDS Life at any time by giving the other party 60 days' written notice of such intention to terminate, provided that any termination shall be made without the payment of any penalty, and provided further that termination may be effected either by the Board or by a vote of the majority of the outstanding voting shares of the Fund. The vote of the majority of the outstanding voting shares of the Fund for the purpose of this Part Five shall be the vote at a shareholders' regular meeting, or a special meeting duly called for the purpose, of 67% or more of the Fund's shares present at such meeting if the holders of more than 50% of the outstanding voting shares are present or represented by proxy, or more than 50% of the outstanding voting shares of the Fund, whichever is less.

(3) This Agreement shall terminate in the event of its assignment, the term "assignment" for this purpose having the same meaning as set forth in the 1940 Act.

     IN WITNESS THEREOF, the parties hereto have executed the foregoing Agreement as of the day and year first above written.


AXP VARIABLE PORTFOLIO - INVESTMENT SERIES, INC.
     AXP Variable Portfolio - Blue Chip Advantage Fund
     AXP Variable Portfolio - Growth Fund
     AXP Variable Portfolio - Small Cap Advantage Fund


By/s/Leslie L. Ogg
     Leslie L. Ogg
     Vice President

IDS LIFE INSURANCE COMPANY


By/s/Pamela J. Moret
     Pamela J. Moret
     Executive Vice President, Variable Assets